Contact: Barbara B. Lucas
                                                Senior Vice President
                                                Public Affairs
                                                410-716-2980

                                                Mark M. Rothleitner
                                                Vice President
                                                Investor Relations and Treasurer
                                                410-716-3979


FOR IMMEDIATE RELEASE:  Wednesday, January 26, 2005

Subject: Black & Decker Reports Record Sales and Earnings for Fourth Quarter and Full Year 2004; Generates Record $526 Million Free Cash Flow

Towson, MD - The Black & Decker Corporation (NYSE: BDK) today announced that net earnings from continuing operations for the fourth quarter of 2004 were a record $133.7 million or $1.60 per diluted share, versus $96.2 million or $1.23 per diluted share in the fourth quarter of 2003. Excluding restructuring charges in the prior year, diluted earnings per share from continuing operations increased 22%. For the full year 2004, net earnings from continuing operations were a record $441.1 million or $5.40 per diluted share, versus $287.2 million or $3.68 per diluted share in 2003. Excluding restructuring charges in the prior year, full-year diluted earnings per share from continuing operations increased 36%.

     Sales from continuing operations increased 29% for the quarter to a record $1.73 billion, and increased 20% to a record $5.40 billion for the full year. Sales of existing businesses increased 10% and 11% in the quarter and full year, respectively, and acquisitions contributed 19% and 9%, respectively. Foreign currency translation had a positive impact on sales of 2% for the quarter and 3% for the full year.

                                     (more)

Page Two

     The Corporation generated a record $526 million of free cash flow, up from $480 million in 2003. Free cash flow set a record for the third year in a row and exceeded net earnings for the fourth consecutive year.

     Nolan D. Archibald, Chairman and Chief Executive Officer, commented, "2004 was a year of outstanding growth for Black & Decker, with record sales, earnings and free cash flow. Organic sales grew impressively in both the fourth quarter and the full year, led by the U.S. DEWALT division. We augmented our organic sales growth with the acquisitions of Baldwin Hardware and Weiser Lock in late 2003 and the Porter-Cable and Delta Tools Group in late 2004. Operating margins continued to increase, due to excellent execution of our restructuring program and strong sales volume. Our record free cash flow helped us limit our net debt increase to less than $100 million and reduce the ratio of net debt to total capital from 42% to 31%, while investing approximately $775 million in the Porter-Cable and Delta Tools Group acquisition. We extended our track record of operating improvement and consistent performance, posting an eleventh straight quarter of 18% or better EPS growth. Finally, our shareholders benefited from stock performance in the top 3% of the S&P 500. By all key measures, 2004 was an excellent year.

     "It was also an outstanding year with respect to our bolt-on acquisition strategy. The Porter-Cable and Delta Tools Group acquisition, which we completed in early October, continues the expansion we began with Baldwin and Weiser. Both strategically and financially compelling, this transaction strengthens our position in the attractive industrial market through great brands, a complementary product line, greater presence in key channels, and the opportunity to leverage our core strengths of innovation and end-user focus. Our track record in restructuring and our ongoing success in integrating Baldwin and Weiser give us confidence that we can realize $65 million of synergies and $1.00 of EPS accretion by the end of 2007.

     "Sales in the Power Tools and Accessories segment increased 33% for the quarter, including 7% in existing businesses. The U.S. DEWALT and Black & Decker divisions grew sales at a high single-digit rate this quarter. DEWALT sales were strong in all major channels, reflecting innovative new products in the cordless and nailer lines. Popularity of our cordless tools, lasers and measurement products, including the new AutoTape(TM) automatic tape measure, drove the increase for the Black & Decker consumer business. DEWALT led our sales gains in Europe, with higher sales of hammers and new products including the cordless nailer.

                                     (more)

Page Three

     "Operating margins improved 30 basis points for the Power Tools and Accessories segment for the quarter, with restructuring savings and productivity outweighing the addition of the lower-margin Porter-Cable and Delta Tools Group. Margins were particularly strong in North America and also improved in Europe. The integration of the acquisition is proceeding as planned, and the profit contribution of the acquired business met our expectations.

     "For the full year, sales in the Power Tools and Accessories segment increased 15%, including an 8% impact of the Porter-Cable and Delta Tools Group acquisition, as organic sales increased in all geographic regions. The U.S. DEWALT division grew full-year sales at double-digit rates in all major channels. Operating margins in the segment improved 170 basis points, including a 40-basis-point negative impact from the acquisition.

     "Sales in the Hardware and Home Improvement segment increased 10% for the quarter. Baldwin, Weiser, and Price Pfister all posted double-digit sales increases, and Kwikset sales increased at a low single-digit rate. Throughout this segment, we have successfully launched new styles and strengthened our positions at key retailers. Operating profit decreased due to a decline at Kwikset, reflecting higher raw material prices, non-recurring costs of a merchandizing re-set at a key retailer, and restructuring-related costs associated with the rationalization of lockset manufacturing. This rationalization effort is on track to improve margins in 2005.

     "For the full year, sales in the Hardware and Home Improvement segment increased 34%, driven by outstanding sales at Price Pfister, a mid-single-digit growth rate at Kwikset, and the 23% impact of the Baldwin and Weiser acquisition. Volume leverage and productivity gains resulted in 220 basis points of operating margin improvement.

     "Sales in the Fastening and Assembly Systems segment increased 11% for both the quarter and full year, with the MasterFix acquisition contributing 3% to the increase in both time periods. For the quarter, sales increased in most key divisions and product lines, and were particularly strong in Asia. Sales in the North American automotive division grew at a high single-digit rate, despite production decreases by key customers. Operating profit in this segment increased 1% and 3% for the quarter and full year, respectively, as commodity price increases mitigated the impact of higher sales volume.

                                     (more)

Page Four

     "Looking forward, we are excited by the opportunity in 2005 to build on our momentum. Demand for our products remains strong, and with tougher comparisons in mind, we are forecasting low to mid-single-digit sales growth, excluding currency translation and acquisitions. Including these factors, we expect a sales growth rate in the high teens. Operating margin in our existing business should increase modestly, with benefits of cost saving initiatives largely offset by pressure from raw material costs, pension costs, and stock option expense. We continue to expect that the Porter-Cable and Delta Tools Group acquisition will add $0.40 to earnings per share. As a result, we anticipate a fourth straight year of double-digit growth, with diluted earnings per share from continuing operations in the ranges of $5.95-to-$6.10 for the full year and $1.05-to-$1.10 for the first quarter. In addition, we expect to convert at least 90% of full-year net earnings to free cash flow.

     "In 2004, Black & Decker combined record sales, record earnings, and record free cash flow with a very compelling acquisition, all of which contributed to a shareholder return in the top 3% of the S&P 500. We believe 2005 presents additional opportunity for growth. Our track record of meeting commitments and improving our businesses gives us confidence that our cost initiatives and innovation will continue to generate outstanding earnings growth in 2005 and beyond. Our strong free cash flow will enable us to continue creating shareholder value by making bolt-on acquisitions, returning cash to shareholders through share repurchases and dividends, or reducing debt. We have been good stewards of capital and expanded our leading market positions, setting the stage for a promising future. Our strategy is working, and we will focus on executing that strategy to deliver superior returns to our investors."

     The Corporation will hold a conference call today at 10:00 a.m., E.T., to discuss fourth-quarter and full-year results and the outlook for 2005. Investors can listen to the conference call by visiting http://www.bdk.com and clicking on the icon labeled "Live Webcast." Listeners should log-in at least ten minutes prior to the beginning of the event to assure timely access. A replay of the call will be available at http://www.bdk.com.

                                     (more)

Page Five

     This  release  includes  forward-looking  statements  within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. By their nature, all forward-looking statements involve risks and uncertainties. For a more detailed discussion of the risks and uncertainties that may affect Black & Decker's operating and financial results and its ability to achieve the financial objectives discussed in this press release, interested parties should review the "Forward-Looking Statements" sections in Black & Decker's reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

     This release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Included with this release is a reconciliation of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP.

     Black & Decker is a leading global manufacturer and marketer of power tools and accessories, hardware and home improvement products, and technology-based fastening systems.

                                      # # #

                 THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
                       CONSOLIDATED STATEMENT OF EARNINGS
                 (Dollars in Millions Except Per Share Amounts)


                                                        Three Months Ended
                                                 -------------------------------
                                                  December 31,     December 31,
                                                          2004             2003
                                                 --------------   --------------

SALES                                            $     1,725.4    $     1,337.6
  Cost of goods sold                                   1,123.6            863.6
  Selling, general, and
     administrative expenses                             409.9            325.0
  Restructuring and exit costs                               -             10.0
                                                 --------------   --------------
OPERATING INCOME                                         191.9            139.0
  Interest expense (net of
     interest income)                                      8.3              7.8
  Other expense                                             .4                -
                                                 --------------   --------------
EARNINGS FROM CONTINUING OPERATIONS
  BEFORE INCOME TAXES                                    183.2            131.2
  Income taxes                                            49.5             35.0
                                                 --------------   --------------
NET EARNINGS FROM CONTINUING OPERATIONS                  133.7             96.2
  Earnings of discontinued operations
     (net of income taxes)                                 1.6              3.3
                                                 --------------   --------------
NET EARNINGS                                     $       135.3    $        99.5
                                                 ==============   ==============


BASIC EARNINGS PER COMMON SHARE
  Continuing operations                          $        1.65    $        1.24
  Discontinued operations                                  .02              .04
                                                 --------------   --------------
NET EARNINGS PER COMMON SHARE -
  BASIC                                          $        1.67    $        1.28
                                                 ==============   ==============

Shares Used in Computing Basic Earnings
  Per Share (in Millions)                                 81.1             77.8
                                                 ==============   ==============

DILUTED EARNINGS PER COMMON SHARE
  Continuing operations                          $        1.60    $        1.23
  Discontinued operations                                  .02              .04
                                                 --------------   --------------
NET EARNINGS PER COMMON SHARE -
  ASSUMING DILUTION                              $        1.62    $        1.27
                                                 ==============   ==============

Shares Used in Computing Diluted Earnings
  Per Share (in Millions)                                 83.8             78.5
                                                 ==============   ==============

                 THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
                       CONSOLIDATED STATEMENT OF EARNINGS
                 (Dollars in Millions Except Per Share Amounts)


                                                            Year Ended
                                                 -------------------------------
                                                  December 31,     December 31,
                                                          2004             2003
                                                 --------------   --------------

SALES                                            $     5,398.4    $     4,482.7
  Cost of goods sold                                   3,432.9          2,887.1
  Selling, general, and
     administrative expenses                           1,336.3          1,135.3
  Restructuring and exit costs                               -             31.6
                                                 --------------   --------------
OPERATING INCOME                                         629.2            428.7
  Interest expense (net of
     interest income)                                     22.1             35.2
  Other expense                                            2.8              2.6
                                                 --------------   --------------
EARNINGS FROM CONTINUING OPERATIONS
  BEFORE INCOME TAXES                                    604.3            390.9
  Income taxes                                           163.2            103.7
                                                 --------------   --------------
NET EARNINGS FROM CONTINUING OPERATIONS                  441.1            287.2

DISCONTINUED OPERATIONS (NET OF INCOME TAXES):
  Earnings of discontinued operations                      2.2              5.8
  Gain on sale of discontinued operations
     (net of impairment charge of $24.4)                  12.7                -
                                                 --------------   --------------
NET EARNINGS FROM DISCONTINUED OPERATIONS                 14.9              5.8
                                                 --------------   --------------
NET EARNINGS                                     $       456.0    $       293.0
                                                 ==============   ==============


BASIC EARNINGS PER COMMON SHARE
  Continuing operations                          $        5.53    $        3.69
  Discontinued operations                                  .19              .07
                                                 --------------   --------------
NET EARNINGS PER COMMON SHARE -
  BASIC                                          $        5.72    $        3.76
                                                 ==============   ==============

Shares Used in Computing Basic Earnings
  Per Share (in Millions)                                 79.8             77.9
                                                 ==============   ==============

DILUTED EARNINGS PER COMMON SHARE
  Continuing operations                          $        5.40    $        3.68
  Discontinued operations                                  .19              .07
                                                 --------------   --------------
NET EARNINGS PER COMMON SHARE -
  ASSUMING DILUTION                              $        5.59    $        3.75
                                                 ==============   ==============

Shares Used in Computing Diluted Earnings
  Per Share (in Millions)                                 81.6             78.2
                                                 ==============   ==============

                 THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                              (Millions of Dollars)


                                                  December 31,     December 31,
                                                          2004             2003
                                                 --------------   --------------

ASSETS
Cash and cash equivalents                        $       514.4    $       308.2
Trade receivables                                      1,046.6            808.6
Inventories                                              981.8            709.9
Current assets of discontinued operations                 70.8            160.2
Other current assets                                     313.6            216.1
                                                 --------------   --------------
  TOTAL CURRENT ASSETS                                 2,927.2          2,203.0
                                                 --------------   --------------

PROPERTY, PLANT, AND EQUIPMENT                           754.6            660.2
GOODWILL                                               1,184.0            771.7
OTHER ASSETS                                             665.0            587.6
                                                 --------------   --------------
                                                 $     5,530.8    $     4,222.5
                                                 ==============   ==============

LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term borrowings                            $         1.1    $          .1
Current maturities of long-term debt                        .5               .4
Trade accounts payable                                   466.9            379.8
Current liabilities of discontinued operations            29.9             38.0
Other current liabilities                              1,294.2            893.8
                                                 --------------   --------------
  TOTAL CURRENT LIABILITIES                            1,792.6          1,312.1
                                                 --------------   --------------

LONG-TERM DEBT                                         1,200.6            915.6
DEFERRED INCOME TAXES                                    171.1            179.8
POSTRETIREMENT BENEFITS                                  423.4            451.9
OTHER LONG-TERM LIABILITIES                              384.4            516.6
STOCKHOLDERS' EQUITY                                   1,558.7            846.5
                                                 --------------   --------------
                                                 $     5,530.8    $     4,222.5
                                                 ==============   ==============

                 THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
                SUPPLEMENTAL INFORMATION ABOUT BUSINESS SEGMENTS
                              (Millions of Dollars)

                                                 Reportable Business Segments
                                       ------------------------------------------------
                                             Power      Hardware    Fastening                Currency      Corporate,
                                           Tools &        & Home   & Assembly             Translation    Adjustments,
Three Months Ended December 31, 2004   Accessories   Improvement      Systems     Total   Adjustments  & Eliminations  Consolidated
------------------------------------------------------------------------------------------------------------------------------------
Sales to unaffiliated customers           $1,246.9        $254.8       $153.5  $1,655.2        $ 70.2         $    -       $1,725.4
Segment profit (loss) (for Consoli-
  dated, operating income)                   158.0          33.9         22.0     213.9           8.6          (30.6)         191.9
Depreciation and amortization                 26.8           5.9          4.1      36.8            .9            1.8           39.5
Capital expenditures                          28.9           8.7          5.0      42.6           1.0             .2           43.8


Three Months Ended December 31, 2003
------------------------------------------------------------------------------------------------------------------------------------
Sales to unaffiliated customers           $  937.3        $231.6       $138.6  $1,307.5        $ 30.1         $    -       $1,337.6
Segment profit (loss) (for Consoli-
  dated, operating income
  before restructuring and exit costs)       116.3          38.2         21.8     176.3           2.2           (29.5)        149.0
Depreciation and amortization                 20.5           6.2          3.7      30.4            .6             1.7          32.7
Capital expenditures                          15.9           3.9          4.1      23.9            .7              .1          24.7


Year Ended December 31, 2004
------------------------------------------------------------------------------------------------------------------------------------
Sales to unaffiliated customers           $3,667.2        $959.4       $586.3  $5,212.9        $185.5         $     -      $5,398.4
Segment profit (loss) (for Consoli-
  dated, operating income)                   478.2         145.2         79.8     703.2          19.5           (93.5)        629.2
Depreciation and amortization                 85.9          27.2         16.6     129.7           3.8             9.0         142.5
Capital expenditures                          74.9          25.9         13.2     114.0           2.9              .9         117.8


Year Ended December 31, 2003
------------------------------------------------------------------------------------------------------------------------------------
Sales to unaffiliated customers           $3,198.4        $718.1       $530.1  $4,446.6        $ 36.1         $     -      $4,482.7
Segment profit (loss) (for Consoli-
  dated, operating income
  before restructuring and exit costs)       361.2          93.2         77.6     532.0           2.6           (74.3)        460.3
Depreciation and amortization                 82.0          24.4         15.4     121.8            .9            10.7         133.4
Capital expenditures                          69.8          17.1         13.8     100.7           1.0              .8         102.5


     The reconciliation of segment profit to the Corporation's earnings from continuing operations before income taxes for each period, in millions of dollars, is as follows:



                                                Three Months Ended                   Year Ended
--------------------------------------------------------------------------------------------------------
                                            December 31,   December 31,     December 31,   December 31,
                                                    2004           2003             2004           2003
--------------------------------------------------------------------------------------------------------
Segment profit for total reportable
  business segments                               $213.9         $176.3           $703.2         $532.0
Items excluded from segment profit:
  Adjustment of budgeted foreign
    exchange rates to actual rates                   8.6            2.2             19.5            2.6
  Depreciation of Corporate property                 (.2)           (.3)            (1.2)          (1.1)
  Adjustment to businesses'
    postretirement benefit expenses
    booked in consolidation                           .4            3.9               .8           15.4
  Other adjustments booked in
    consolidation directly related to
    reportable business segments                    (1.4)          (6.0)           (10.0)         (15.0)
Amounts allocated to businesses in
  arriving at segment profit in excess
  of (less than) Corporate center
  operating expenses, eliminations,
  and other amounts identified above               (29.4)         (27.1)           (83.1)         (73.6)
--------------------------------------------------------------------------------------------------------
  Operating income before restructuring
    and exit costs                                 191.9          149.0            629.2          460.3
Restructuring and exit costs                           -           10.0                -           31.6
--------------------------------------------------------------------------------------------------------
  Operating income                                 191.9          139.0            629.2          428.7
Interest expense, net of interest income             8.3            7.8             22.1           35.2
Other expense                                         .4              -              2.8            2.6
--------------------------------------------------------------------------------------------------------
Earnings from continuing operations
  before income taxes                             $183.2         $131.2           $604.3         $390.9
========================================================================================================


BASIS OF PRESENTATION:

     The Corporation operates in three reportable business segments: Power Tools and Accessories, Hardware and Home Improvement, and Fastening and Assembly Systems. The Power Tools and Accessories segment has worldwide responsibility for the manufacture and sale of consumer and professional power tools and accessories, electric cleaning and lighting products, and electric lawn and garden tools, as well as for product service. In addition, the Power Tools and Accessories segment has responsibility for the sale of security hardware to customers in Mexico, Central America, the Caribbean, and South America; for the sale of plumbing products to customers outside the United States and Canada; and for sales of household products. On October 4, 2004, the Corporation acquired the Tools Group from Pentair, Inc. This acquired business is included in the Power Tools and Accessories segment. The Hardware and Home Improvement segment has worldwide responsibility for the manufacture and sale of security hardware (except for the sale of security hardware in Mexico, Central America, the Caribbean, and South America). On September 30, 2003, the Corporation acquired Baldwin Hardware Corporation and Weiser Lock Corporation. These acquired businesses are included in the Hardware and Home Improvement segment. The
Hardware and Home Improvement segment also has responsibility for the manufacture of plumbing products and for the sale of plumbing products to customers in the United States and Canada. The Fastening and Assembly Systems segment has worldwide responsibility for the manufacture and sale of fastening and assembly systems.

     In January 2004, the Corporation sold two components of its European security hardware business. The divested businesses and the remaining portion that is held for sale are treated as discontinued operations in the
Corporation's consolidated financial statements. Sales, segment profit, depreciation and amortization, and capital expenditures set forth in the preceding tables exclude the results of the discontinued operations.

     The Corporation assesses the performance of its reportable business segments based upon a number of factors, including segment profit. In general, segments follow the same accounting policies as those described in Note 1 of Notes to Consolidated Financial Statements included in Item 8 of the Corporation's Annual Report on Form 10-K for the year ended December 31, 2003, except with respect to foreign currency translation and except as further indicated below. The financial statements of a segment's operating units located outside of the United States, except those units operating in highly inflationary economies, are generally measured using the local currency as the functional currency. For these units located outside of the United States, segment assets and elements of segment profit are translated using budgeted rates of exchange. Budgeted rates of exchange are established annually and, once established, all prior period segment data is restated to reflect the current year's budgeted rates of exchange. The amounts included in the preceding tables under the captions "Reportable Business Segments" and "Corporate, Adjustments, & Eliminations" are reflected at the Corporation's budgeted rates of exchange for 2004. The amounts included in the preceding tables under the caption "Currency Translation Adjustments" represent the difference between consolidated amounts determined using those budgeted rates of exchange and those determined based upon the rates of exchange applicable under accounting principles generally accepted in the United States.

     Segment profit excludes interest income and expense, non-operating income and expense, adjustments to eliminate intercompany profit in inventory, and income tax expense. In addition, segment profit excludes restructuring and exit costs. In determining segment profit, expenses relating to pension and other postretirement benefits are based solely upon estimated service costs. Corporate expenses, as well as certain centrally managed expenses, are allocated to each reportable segment based upon budgeted amounts. While sales and transfers between segments are accounted for at cost plus a reasonable profit, the effects of intersegment sales are excluded from the computation of segment profit. Intercompany profit in inventory is excluded from segment assets and is recognized as a reduction of cost of goods sold by the selling segment when the related inventory is sold to an unaffiliated customer. Because the Corporation compensates the management of its various businesses on, among other factors, segment profit, the Corporation may elect to record certain segment-related expense items of an unusual or non-recurring nature in consolidation rather than reflect such items in segment profit. In addition, certain segment-related items of income or expense may be recorded in consolidation in one period and transferred to the various segments in a later period.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE:

     To supplement its consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (GAAP), the Corporation provides additional measures of operating results, net earnings, and earnings per share adjusted to exclude certain costs, expenses, and gains and losses. The Corporation believes that these non-GAAP financial measures are appropriate to enhance understanding of its past performance as well as prospects for its future performance.

     This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. A reconciliation of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows.

Diluted earnings per share from continuing operations,  excluding  restructuring
--------------------------------------------------------------------------------
charges:
-------

     The calculation of diluted earnings per share from continuing operations, excluding restructuring charges for the three months and the years ended December 31, 2004 and 2003, follows (dollars in millions except per share amounts):

                                                       Three Months Ended
                                                  December 31,     December 31,
                                                          2004             2003
                                                 --------------   --------------
Net earnings from continuing operations                $ 133.7          $  96.2
Excluding:
  Restructuring and exit costs, net of tax                   -              6.5
                                                 --------------   --------------
Net earnings from continuing operations,
  excluding restructuring and exit costs               $ 133.7          $ 102.7
                                                 ==============   ==============

Diluted earnings per common share from
  continuing operations                                $  1.60          $  1.23
Excluding:
  Restructuring and exit costs, net of tax,
     per common share - assuming dilution                    -              .08
                                                 --------------   --------------
Net earnings from continuing operations,
  excluding restructuring and exit costs,
  per common share - assuming dilution                 $  1.60          $  1.31
                                                 ==============   ==============

Shares used in computing diluted earnings
  per share (in millions)                                 83.8             78.5
                                                 ==============   ==============

                                                           Year Ended
                                                  December 31,     December 31,
                                                          2004             2003
                                                 --------------   --------------

Net earnings from continuing operations                $ 441.1          $ 287.2
Excluding:
  Restructuring and exit costs, net of tax                   -             22.1
                                                 --------------   --------------
Net earnings from continuing operations,
  excluding restructuring and exit costs               $ 441.1          $ 309.3
                                                 ==============   ==============

Diluted earnings per common share from
  continuing operations                                $  5.40          $  3.68
Excluding:
  Restructuring and exit costs, net of tax,
     per common share - assuming dilution                    -              .28
                                                 --------------   --------------
Net earnings from continuing operations,
  excluding restructuring and exit costs,
  per common share - assuming dilution                 $  5.40          $  3.96
                                                 ==============   ==============

Shares used in computing diluted earnings
  per share (in millions)                                 81.6             78.2
                                                 ==============   ==============


Free cash flow for the years ended December 31, 2004 and 2003:
-------------------------------------------------------------

     The calculation of free cash flow, which is defined by the Corporation as cash flow from operating activities, less capital expenditures, plus proceeds from the disposal of assets (excluding proceeds from business sales), for the years ended December 31, 2004 and 2003, follows (dollars in millions):

                                                           Year Ended
                                                  December 31,     December 31,
                                                          2004             2003
                                                 --------------   --------------
Cash flow from operating activities                   $  619.1         $  570.6
Capital expenditures                                    (119.4)          (105.8)
Proceeds from disposals of assets                         26.4             15.0
                                                 --------------   --------------
Free cash flow                                        $  526.1         $  479.8
                                                 ==============   ==============

Capital expenditures and proceeds from disposal of assets include amounts associated with discontinued operations.